                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-62838 on Form S-4 and Registration Statement File No. 333-62850 on Form S-3, each as amended, of our reports dated July 30, 2001 included in Fleetwood Enterprises, Inc.'s Form 10-K for the year ended April 29, 2001, as amended, and to all references to our Firm included in these registration statements.


/s/ ARTHUR ANDERSEN LLP


Orange County, California
December 4, 2001